UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

          On March 31, 2008, Spartan Stores, Inc. (the "Company"), through its wholly-owned subsidiaries, Seaway Food Town, Inc., Spartan Properties Management, Inc., and The Pharm of Michigan, Inc., entered into an Asset Purchase Agreement (the "Purchase Agreement") with Rite Aid of Ohio, Inc. ("Rite Aid") to sell certain assets associated with 12 of the Company's 14 retail food and drug stores operating under the trade name "The Pharm." During fiscal 2008, all 14 stores generated net sales of approximately $125 million.

          Under the terms of the Purchase Agreement, Rite Aid will acquire certain operating assets associated with The Pharm stores including Pharm trademarks, trade names and other intangibles, certain leasehold improvements, inventory (subject to exclusions), and other property, and will assume or enter into certain store leases. The purchase price for the transaction is $12.8 million in cash plus the value of inventory acquired. The closing of the transaction is subject to a number of conditions stated in the Purchase Agreement. The Purchase Agreement also contains representations and warranties of both parties, indemnification agreements, termination rights, and other customary covenants and agreements.

          The Company expects the transaction to be completed within 45 to 60 days.

          This filing contains forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "expects" that a particular occurrence "will" or "would" result or occur, or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. The Company's ability to complete the proposed transaction as described in this filing depends on satisfaction of a variety of contractual conditions, not all of which are entirely within the control of Spartan Stores or Rite Aid. Spartan Stores' ability to execute its strategies, compete effectively, and achieve long-term success is subject to a variety of uncertainties and factors. Additional information about the factors that may affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this filing.

Item 7.01.	Regulation FD Disclosure.

          On April 3, 2008, Spartan Stores, Inc. issued a press release announcing the transaction described under Item 1.01 of this report. The press release is attached to this report as Exhibit 99.1.

          The information in the press release is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated April 3, 2008.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2008	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated April 3, 2008